UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2015

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 – AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

(a) On July 30, 2015, the Board of directors (“Board”) of Crown Castle International Corp. (“Company”) adopted amended and restated By-laws (“By-laws”) for the Company. As compared to the prior Amended and Restated By-laws of the Company, effective as of February 12, 2015, the By-laws modify Section 9.01 to provide that, unless the Company consents in writing, the exclusive forum for certain types of legal actions brought against or on behalf of the Company is the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court in the state of Delaware that has jurisdiction. The modification aligns Section 9.01 with recent Delaware legislation regarding the use of exclusive forum provisions in Delaware corporation governing documents. The foregoing summary of the By-laws is qualified in its entirety by reference to the complete provisions of the By-laws which are filed herewith as Exhibit 3.1 and incorporated herein by reference.

ITEM 7.01 – REGULATION FD DISCLOSURE

On August 3, 2015, the Company issued a press release announcing the declaration of a quarterly dividend of $0.82 per share of Company common stock, par value $0.01 per share, payable on September 30, 2015 to stockholders of record at the close of business on September 18, 2015. The press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Crown Castle International Corp., dated July 30, 2015

99.1	Press Release dated August 3, 2015

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President
and General Counsel

Date: August 4, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Crown Castle International Corp., dated July 30, 2015

99.1	Press Release dated August 3, 2015

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